UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 30, 2015

SABRE CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-36422	20-8647322
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3150 Sabre Drive, Southlake, Texas		76092
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(682) 605-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

On March 30, 2015, a conditional notice of redemption of the 8.50% senior secured notes due 2019 (the "2019 Notes") issued by Sabre GLBL Inc. ("Sabre GLBL"), a wholly-owned subsidiary of Sabre Corporation ("Sabre," the "Company," "we," "us," or "our"), was delivered to the holders thereof, notifying those holders of the redemption of the entire outstanding $480 million aggregate principal amount of the 2019 Notes on April 29, 2015 (the "Redemption Date") pursuant to the terms of the indenture dated as of May 9, 2012 (the "2019 Notes Indenture"), as supplemented and amended from time to time, among Sabre GLBL, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee. The redemption price for the 2019 Notes (the "Redemption Price") is equal to 100% of the principal amount of the 2019 Notes, plus accrued and unpaid interest thereon, to but excluding the Redemption Date, plus the Applicable Premium (as defined in the 2019 Notes Indenture). The 2019 Notes Indenture is filed as Exhibit 4.5 to our Registration Statement on Form S-1, filed with the Securities and Exchange Commission on January 21, 2014.

Sabre GLBL’s obligation to pay the Redemption Price on the Redemption Date is conditioned upon the consummation, on or prior to the Redemption Date, of an offering of Sabre GLBL’s senior secured notes that generates sufficient net cash proceeds to permit Sabre GLBL to redeem all of the outstanding 2019 Notes (the "Offering"), in accordance with the terms of the 2019 Notes Indenture (the "Redemption Condition"). If the Redemption Condition has not been satisfied on or prior to April 29, 2015, the notice of redemption shall be automatically revoked and of no further effect. On the date of the closing of the Offering, Sabre GLBL will deposit an amount greater than or equal to the Redemption Price, which we currently anticipate to be a maximum of approximately $531 million, with the trustee for the 2019 Notes. Sabre GLBL has provided the trustee with instructions to apply the deposit to redeem the 2019 Notes on the Redemption Date, subject to the Redemption Condition. Pursuant to those actions, we anticipate that the 2019 Notes Indenture will be satisfied and discharged in accordance with its terms and that Sabre GLBL and the guarantors party thereto will be released from their obligations with respect to the 2019 Notes Indenture and the 2019 Notes, except with respect to those provisions of the 2019 Notes Indenture that by their terms survive the satisfaction and discharge.

Forward-Looking Statements

Certain statements herein are forward-looking statements about trends, future events, uncertainties and our plans and expectations of what may happen in the future. Any statements that are not historical or current facts are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as "expect," "anticipate," "may," "will," "should," "would," "intend," "believe," "potential" or the negative of these terms or other comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. The potential risks and uncertainties include, among others, dependency on transaction volumes in the global travel industry, particularly air travel transaction volumes, adverse global and regional economic and political conditions, including, but not limited to, conditions in Venezuela and Russia, dependence on maintaining and renewing contracts with customers and other counterparties, exposure to pricing pressure in the Travel Network business, dependence on relationships with travel buyers, changes affecting travel supplier customers, travel suppliers’ usage of alternative distribution models, reliance on third-party distributor partners and joint ventures to extend our GDS services to certain regions and competition in the travel distribution market and solutions markets. More information about potential risks and uncertainties that could affect the Company’s business and results of operations is included in the "Risk Factors" and "Forward-Looking Statements" sections included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SABRE CORPORATION

March 30, 2015	By:	Rachel A. Gonzalez

Name: Rachel A. Gonzalez
Title: Executive Vice President and General Counsel